Microsoft Word 10.0.6612;77E):  Legal Proceedings

On April 2, 2004, Lois Burke, a plaintiff identifying herself as a shareholder of the Goldman Sachs Internet Tollkeeper Fund, filed a purported class and derivative action lawsuit in the United States District Court for the Southern District of New York against The
Goldman Sachs Group, Inc. ("GSG"), Goldman Sachs Asset Management, L.P. ("GSAM"), the Trustees and Officers of the Goldman Sachs
Trust (the "Trust"), and John Doe Defendants. In addition, the following investment portfolios of the Trust were named as nominal defendants: Goldman Sachs Balanced Fund, Goldman Sachs Concentrated Growth Fund, Goldman Sachs Small Cap Value Fund, Goldman Sachs
Mid Cap Value Fund, Goldman Sachs Growth Opportunities Fund, Goldman Sachs Strategic Growth Fund, Goldman Sachs Capital Growth Fund,
Goldman Sachs Research Select Fund, Goldman Sachs Large Cap Value Fund, Goldman Sachs Growth and Income Fund, Goldman Sachs CORE
Small Cap Equity Fund, Goldman Sachs CORE Large Cap Growth Fund, Goldman
Sachs CORE Large Cap Value Fund, Goldman Sachs CORE U.S.
Equity Fund, Goldman Sachs Asia Growth Fund, Goldman Sachs Emerging Markets Equity Fund, Goldman Sachs International Growth
Opportunities Fund, Goldman Sachs Japanese Equity Fund, Goldman Sachs European Equity Fund, Goldman Sachs International Equity Fund,
Goldman Sachs CORE International Equity Fund, Goldman Sachs Balanced Strategy Portfolio, Goldman Sachs Growth and Income Strategy
Portfolio, Goldman Sachs Growth Strategy Portfolio, Goldman Sachs Aggressive Growth Strategy Portfolio, Goldman Sachs High Yield
Fund. Goldman Sachs High Yield Municipal Fund, Goldman Sachs Global Income Fund, Goldman Sachs Core Fixed Income Fund, Goldman Sachs
Municipal Income Fund, Goldman Sachs Government Income Fund, Goldman Sachs Short Duration Tax-Free Fund, Goldman Sachs Short Duration
Government Fund, Goldman Sachs Ultra-Short Duration Government Fund, Goldman Sachs Enhanced Income Fund, Goldman Sachs Internet
Tollkeeper Fund, Goldman Sachs CORE Tax-Managed Equity Fund, Goldman Sachs Real Estate Securities Fund, Goldman Sachs ILA Prime
Obligations Portfolio, and Goldman Sachs ILA Tax-Exempt Diversified
Portfolio (collectively, the "Goldman Sachs Funds").

On April 2, 2004, Marianne Gooris, a plaintiff identifying herself as a shareholder of the Goldman Sachs mutual funds, filed a purported class and derivative action lawsuit in the United States District Court for the Southern District of New York against GSG, GSAM, the Trustees and Officers of the Trust and John Doe Defendants. In addition, the Goldman Sachs Funds were named as nominal defendants.

On April 19, 2004, plaintiffs Henry C. Gross, Josef P. Pokorny and Diana D. Pokorny and Maurice Rosenthal and Arlene Rosenthal, identifying themselves as shareholders of the Goldman Sachs Core Large Cap Growth Fund, Goldman Sachs Research Select Fund and
Goldman Sachs Internet Tollkeeper Fund, respectively, filed a purported class and derivative action lawsuit in the United States
District Court for the Southern District of New York against GSG, GSAM, the Trustees and Officers of the Trust and John Doe
Defendants. In addition, the Goldman Sachs Funds were named as nominal defendants.

Each of these lawsuits were brought on behalf of all persons or entities who purchased, redeemed or held shares in the Goldman Sachs
Funds between April 2, 1999 and January 9, 2004, inclusive (the "Class Period") and each lawsuit alleges violations of the Investment
Company Act of 1940 (the "Investment Company Act"), the Investment
Advisers Act of 1940 and common law breach of fiduciary duty. The complaint alleges, among other things, that during the Class Period, GSAM charged the Goldman Sachs Funds improper Rule 12b-1 fees, made improper brokerage commission and other payments to brokers that sold shares of the Goldman Sachs Funds and made untrue statements of material fact in registration statements and reports filed pursuant to the Investment Company Act. The complaint further alleges that the Trust's Officers and Trustees breached their fiduciary duties by, among other things, permitting the payments to occur. The plaintiffs in each lawsuit are seeking compensatory damages; punitive damages; rescission of GSAM's investment advisory agreement and return of fees paid; an accounting of all Goldman
Sachs Funds-related fees, commissions and soft dollar payments; restitution of all unlawfully or discriminatorily obtained fees and charges; and reasonable costs and expenses, including counsel fees and expert fees.

Based on currently available information, GSAM believes that the likelihood that the pending purported class and derivate action lawsuits will have a material adverse financial impact on the Goldman Sachs Funds is remote, and the pending action is not likely to materially affect its ability to provide investment management services to its clients, including the Goldman Sachs Funds.